SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 11-K
                                  ANNUAL REPORT
                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934





(Mark One):

  X      ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
-----    OF 1934.
         For the fiscal year ended December 31, 1996

                                       OR

         TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
-----    ACT OF 1934.
         For the transition period from __________ to ___________

Commission File number 333-09167

         A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                            Dominion Resources, Inc.
                              Employee Savings Plan

         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            DOMINION RESOURCES, INC.
                                 P. O. Box 26532
                              901 East Byrd Street
                          Richmond, Virginia 23261-6532

                            DOMINION RESOURCES, INC.
                              EMPLOYEE SAVINGS PLAN

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS







                                                               Pages

Independent Auditors' Report                                    F-2

Financial Statements:

  Statements of Net Assets Available for Plan
   Benefits as of December 31, 1996 and 1995                    F-3

  Statements of Changes in Net Assets  Available
   for Plan Benefits for the Years
   Ended December 31, 1996, 1995 and 1994                       F-4

  Notes to Financial Statements                              F-5 - F-18

Supplemental Schedules:

  Item 27a - Schedule of Assets Held for Investment
                    Purposes                                   F-19

  Item 27d - Schedule of Reportable Transactions               F-20


Schedules Omitted:

The following schedules are omitted because of the absence of the conditions under which they are required, or because the required information is included in the financial statements or notes thereto:

Schedules I, II and III.

INDEPENDENT AUDITORS' REPORT

To the Organization and Compensation Committee of the Board of Directors of Dominion Resources, Inc.

We have audited the accompanying financial statements of the Dominion Resources, Inc. Employee Savings Plan (the Plan) as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, listed in the Table of Contents on page F-1. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996 and 1995, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of 1) assets held for investment purposes as of December 31, 1996 and 2) reportable transactions for the year ended December 31, 1996 are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP
Richmond, Virginia
June 24, 1997



                                             DOMINION RESOURCES, INC.
                                               EMPLOYEE SAVINGS PLAN

                               STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 -----------------

                                                                                       December 31,
                                                                            ------------------------------------
         ASSETS                                                                 1996                    1995
         ------                                                                 ----                    ----
Dominion Resources, Inc., Common stock                                      $228,662,129            $268,581,579

Common/Collective Trusts                                                      97,065,692              66,175,397

Mutual Funds                                                                  61,943,145              37,551,268

Loans to Participants at Face Value                                            7,130,991               3,981,946

Short Term Investments
 Temporary Cash Investments                                                                            3,519,223

 U.S. Treasury Bill                                                                                    6,770,930

Cash                                                                               2,709                 533,163
                                                                            ------------            ------------
  Total Investments                                                          394,804,666             387,113,506

Interest Receivable                                                              208,833                  12,351

Contributions Receivable                                                                                  24,168

Other Receivables                                                              1,442,346                     774
                                                                            ------------            ------------
  Total                                                                     $396,455,845            $387,150,799
                                                                            ============            ============

LIABILITIES AND NET ASSETS
AVAILABLE FOR PLAN BENEFITS

Distributions payable to participants                                                               $    520,594

Other liabilities                                                           $    332,207                  62,008

Net assets available for Plan benefits                                       396,123,638             386,568,197
                                                                            ------------            ------------

   Total                                                                    $396,455,845            $387,150,799
                                                                            ============            ============




The accompanying notes are an integral part of the financial statements.

                            DOMINION RESOURCES, INC.
                              EMPLOYEE SAVINGS PLAN

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                -----------------



                                        For the Years Ended December 31,
                                   -----------------------------------------
                                       1996           1995          1994
                                       ----           ----          ----
  Investment income:

    Dividends                      $ 18,287,095   $19,244,113   $ 18,143,556
    Interest and other                2,047,417       892,225      1,316,680
                                   ------------   -----------   ------------
       Total investment income       20,334,512    20,136,338     19,460,236

  Realized gain (loss)              (16,500,466)    3,032,198     (8,659,027)

  Unrealized appreciation
    (depreciation)                    8,630,171    47,050,107    (54,709,337)

  Transfer of participants'
    assets to the Plan from other
    Plans, including the Virginia
    Power Hourly Employee Savings
    Plan                              2,224,546       325,430      8,319,378

  Contributions:
    Participants                     22,092,365    22,329,543     22,908,667
    Participating companies           7,752,850     8,363,366      8,713,218
                                   ------------   -----------    -----------

       Total additions               44,533,978   101,236,982     (3,966,865)
                                   ------------   -----------    -----------

  Distributions to
    participants                     34,560,571    40,517,577     52,181,439

  Administrative expense                417,966       346,936        314,564
                                   ------------  ------------   ------------

       Total deductions              34,978,537    40,864,513     52,496,003
                                   ------------  ------------   ------------

  Net increase (decrease)             9,555,441    60,372,469    (56,462,868)

  Net assets available for Plan
    benefits:
      Beginning of year             386,568,197   326,195,728    382,658,596
                                   ------------  ------------   ------------
      End of year                  $396,123,638  $386,568,197   $326,195,728
                                   ============  ============   ============



The accompanying notes are an integral part of the financial statements.

                            DOMINION RESOURCES, INC.
                              EMPLOYEE SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS


General:

Dominion Resources, Inc. (Dominion Resources or DRI), offers its common stock along with other investment options (see footnote 7 for additional information) to participants in the Dominion Resources, Inc. Employee Savings Plan (the
Plan). Virginia Electric and Power Company (Virginia Power), a wholly-owned subsidiary of Dominion Resources, is the designated Plan sponsor, fiduciary and administrator.

For additional information concerning the Plan, see Plan documents.

1.  Summary of Significant Accounting Policies

The  Plan  financial   statements  are  prepared  using  the  accrual  basis  of
accounting.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Income:

Dividend income is recognized on the ex-dividend date.

Investment Valuations:

Investments in securities traded on a national securities exchange are stated at the last reported sales price on the last working day of each accounting period. Investments in mutual funds are stated at fair value based upon quoted net asset values reported on recognized securities exchanges on the last business day of the plan year. Investments in common/collective trust funds (funds) are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the bank sponsoring such funds by dividing the fund's net assets by its units outstanding at the valuation dates. Loans are stated at cost, which is assumed to equal current value. The Certus Stable Value Fund, which consists of investment contracts, is valued at fair value which approximates contract value. Contract value represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses.

Distributions:

Distributions from the Plan are recorded on the valuation date when a participant terminated employment, retired, or submitted a valid withdrawal request.

2.  Change in Trustee

Effective June 1, 1996, Mellon Trust, Mellon Bank, N.A. became the Trustee of the Plan. The prior Trustee was Signet Trust Company with respect to the DRI Common Stock, America's Utility, Equity Index, and Balanced Fund. NationsBank served as Trustee of the Plan with respect to the Interest Bearing Fund.

3.  Plan Participants

Any subsidiary of Dominion Resources may become a party to the Plan by adopting the Plan for the benefit of its qualified salary employees subject to approval of the Board of Directors of Dominion Resources. All Dominion Resources' subsidiaries comprise the Plan's Participating Companies.

There were 5,801 and 6,356 participants in the Plan as of December 31, 1996 and 1995, respectively.

4.  Contributions - Prior to June 1, 1996

Under the terms of the Plan, participants could make contributions to the Plan under the Regular Option and the Savings Plus Option. The Regular Option allowed participants to make after-tax contributions to the Plan. The Savings Plus Option allowed participants to contribute to the Plan with before-tax dollars.

A maximum of 16% of the participant's eligible earnings could be invested in the Plan. Of this 16%, up to 10% could be invested on a tax-deferred basis under the Savings Plus Option. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources common stock.

    Contributions - Effective June 1, 1996

A maximum of 17% of the participant's eligible earnings can be invested in the Plan. Of this 17%, up to 12% can be invested on a tax-deferred basis. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources common stock.

5.  Vesting Provisions - Prior to June 1, 1996

Participants become vested in their own contributions immediately and in the Participating Companies' matching contributions at the earlier of (a) the beginning of the third year following the year in which the contribution was made or (b) the date the participant completes five years of service with the Company. Matching contributions vest immediately for participants aged 55 or older.

    Vesting Provisions - Effective June 1, 1996

Participants become vested in their own contributions and the earnings on these amounts immediately and in the Participating Companies' matching contributions and earnings after 3 years of service. Matching contributions vest immediately for participants aged 55 or older.

6.  Forfeiture Provisions

Participating Companies' contributions and related earnings, which participants forfeit as a result of withdrawing their contributions prior to vesting, are applied to reduce future Participating Companies' contributions. Such forfeitures amounted to $12,908, $15,502, and $40,687 for the years ended December 31, 1996, 1995, and 1994, respectively.

7.  Investment Options - Prior to June 1, 1996

The Plan provides for employee contributions to be invested in the following funds:

Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock.

Interest-Bearing Fund - This fund's focus is on preservation of principal and the primary investments are in high quality fixed income securities.

Balanced Fund - Thirty percent of this fund is invested in equity securities and the residual is invested in fixed income securities. It is designed to produce stable long-term principal growth.

America's Utility Fund - Investments are in the common stock of electric, gas and telephone utilities, which are intended to provide high income and moderate principal growth. America's Utility Fund is sponsored and administered by a subsidiary of Dominion Resources, Inc.

Equity Index Fund - The objective is to provide a return equal to the return on the U.S. stock market as measured by the Standard and Poor's 500 Index.

Loan Fund - Participants are allowed to borrow against their vested balance and repay the amount over a three or four year period.

Participating Companies' matching contributions are invested only in the DRI Common Stock Fund and cannot be transferred to other funds.

Employee contributions could be invested in any option (except the loan fund) in 10% increments totaling to 100%. Changes in investment options could be selected four times a year, to be effective the first day of each quarter.

    Investment Options - Effective June 1, 1996

The Plan provides for employee contributions to be invested in the following funds:

Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock

Certus Stable Value Fund - The fund's goal is stability of principal and high current income. It invests in investment contracts of insurance companies and commercial banks and U.S. Government or agency backed bonds.

Premier Managed Income Fund - The fund's goal is high current income, but is subject to volatility of principal, due to changes in interest rates. It invests mainly in U. S. Government securities and corporate bonds, but may also invest in foreign securities.

Dreyfus Balanced Fund, Inc. - The fund's goal is to provide long term capital growth and current income. It invests in equities, fixed income securities and cash equivalents.

Equity Index Fund - The fund's goal is to match the performance of the Standard & Poor's 500 Composite Stock Price Index. The fund invests primarily in the 500 stocks of the S&P 500 and may also invest in exchange traded options and financial futures.

The Crabbe Huson Equity Fund, Inc. - The fund's goal is to provide long-term capital growth by investing in stock that has the greatest potential for capital appreciation. The fund may invest in domestic and foreign securities.

Warburg Pincus Emerging Growth Fund - The fund's goal is maximum capital growth by investing in equity securities of primarily domestic emerging growth companies.

Templeton Foreign Fund - The fund's goal is long-term capital growth by investing primarily in foreign securities.

Loan Fund - Participants are allowed to borrow against their vested balance and repay the amount over a one to five year period.

Participating Companies' matching contributions are originally invested in DRI Common Stock. However, participants who are under age 50 may transfer 50% of the value of the stock in the Company Match Account into another investment option, while participants who are age 50 and over may transfer 100% of the value of the Company Match Account.

Employee contributions may be invested in any option (except the loan fund) in 1% increments totaling to 100%. Changes in investment options may be made at any time and become effective with the subsequent pay period. Participants can make unlimited transfers among existing fund balances.

8.  Income Taxes

The Plan is a qualified employees' profit sharing trust under Sections 401(a) and 401(k) of the Internal Revenue Code and, as such, is exempt from Federal income taxes under Section 501(a). Pursuant to Section 402(a) of the Internal Revenue Code, a participant is not taxed on the income and pre-tax contributions allocated to the participant's account until such time as the participant or the participant's beneficiaries receive distributions from the Plan.

The Plan obtained its latest determination letter on November 9, 1993, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code.
Therefore, no provision for income taxes has been included in the Plan's financial statements.

9.  Loans to Participants

Participants are eligible to secure loans against their plan assets. The maximum loan amount is the lesser of:

 .  50% of the vested account balance

 . $50,000 (reduced by the maximum outstanding loan balance during the prior twelve months)

The loans are interest-bearing at one percentage point above the prime rate of interest. The rate is determined every quarter, however, the rate is fixed at the inception of the loan for the life of the loan.

Participants make repayments to the Plan on a monthly basis. Any defaults in loans result in a reclassification of the remaining loan balances as taxable distributions to the participants.

10. Distributions Payable to Participants Who Have Withdrawn From
Participation

As of December 31,1995, net assets available for Plan benefits included benefits of $3,197,458 due to participants who have withdrawn from participation in the Plan. There were no distributions payable at December 31, 1996.

11. Valuation of Investment Contracts

Effective January 1, 1996, the Plan adopted the provision of AICPA Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans." The Certus Stable Value Fund's investment contracts are fully-benefit responsive and have been presented on the financial statements at fair value which approximates contract value. The contract value is estimated at $39,404,775 at December 31, 1996. The underlying investment contracts are carried at variable and fixed rates with expiration dates through 2007. The average yield on the contracts are estimated at 6.54% at December 31, 1996.

12. Fund Information

Statements of Net Assets Available for Plan Benefits by Fund at December 31, 1996 and 1995, and Statements of Changes in Net Assets Available for Plan Benefits by Fund for the years ended December 31, 1996, 1995, and 1994 follows:

Dominion Resources, Inc.
Employee Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1996
-------------------------------------------------------------------------------------------------------------------

                                                                                  Participant Directed
                                             ----------------------------------------------------------------------------------
                                                                                              Mellon EB Daily
                                             DRI Common      Certus Stable      Dreyfus       Liquidity Index   Crabbe Huson
                                             Stock Fund       Value Fund      Balanced Fund        Fund       Equity Fund, Inc.
                                             ----------       ----------      -------------        ----       -----------------
Assets
Common Stock                                $103,835,472
Common/Collective Trust                          140,187     $ 39,215,119     $ 57,233,393
Mutual Funds                                $ 39,029,616     $  7,039,667
Loans Receivable
Interest Receivable                                5,789          199,539
Other Receivables                                619,314           78,519
Cash

Total Assets                                $104,600,762     $ 39,414,658     $ 39,108,135     $ 57,233,393     $  7,039,667
                                            ============     ============     ============     ============     ============

Liabilities and Net Assets Available
for Plan Benefits

Other Liabilities                           $     53,092     $     29,775
Net Assets Available for Plan
Benefits                                     104,547,670       39,414,658       39,108,135       57,233,393        7,009,892
                                            ------------     ------------     ------------     ------------     ------------

Total Liabilities and Net Assets
Available for Plan Benefits                 $104,600,762     $ 39,414,658     $ 39,108,135     $ 57,233,393     $  7,039,667
                                            ============     ============     ============     ============     ============

Dominion Resources, Inc.
Employee Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1996
-------------------------------------------------------------------------------------------------------------------

                                                                                                                    Non-Participant
                                                                      Participant Directed (Cont'd)                       Directed
                                             --------------------------------------------------------                     --------
                                               Premier        Templeton    Warburg Pincus
                                               Managed         Foreign    Emerging Growth                 DRI Common
                                             Income Fund        Fund           Fund         Loan Fund     Stock Fund        Total
                                             -----------        ----           ----         ---------     ----------        -----
Assets
Common Stock                                                                                             $124,826,657   $228,662,129
Common/Collective Trust                                                                   $    308,467        168,526     97,065,692
Mutual Funds                                 $  1,490,159   $  4,537,727   $  9,845,976                                   61,943,145
Loans Receivable                                                                             7,130,991                     7,130,991
Interest Receivable                                                                              1,378          2,127        208,833
Other Receivables                                                                                             744,513      1,442,346
Cash                                                1,666                                        1,043                         2,709
                                             ------------   ------------   ------------   ------------   ------------   ------------

Total Assets                                 $  1,491,825   $  4,537,727   $  9,845,976   $  7,441,879   $125,741,823   $396,455,845
                                             ============   ============   ============   ============   ============   ============

Liabilities and Net Assets Available
for Plan Benefits

Other Liabilities                            $     19,035   $     56,127   $    110,353   $     63,825   $    332,207
Net Assets Available for Plan
Benefits                                        1,472,790      4,481,600      9,735,623   $  7,441,879    125,677,998    396,123,638
                                             ------------   ------------   ------------   ------------   ------------   ------------

Total Liabilities and Net Assets
Available for Plan Benefits                  $  1,491,825   $  4,537,727   $  9,845,976   $  7,441,879   $125,741,823   $396,455,845
                                             ============   ============   ============   ============   ============   ============

Dominion Resources, Inc.
Employee Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1995
-------------------------------------------------------------------------------------------------------------------


                                                                      Participant Directed
                                            --------------------------------------------------------------------------------
                                            DRI Common                                     Equity
                                               Stock         Interest     America's        Index        Balanced        Loan
                                 Total          Fund       Bearing Fund  Utility Fund       Fund          Fund          Fund
                                 -----          ----       ------------  ------------       ----          ----          ----
Assets
Common Stock                 $268,581,579   $130,450,074
Mutual Funds                   37,551,268                                 $18,223,585                  $19,327,683
Bank Common Trust Funds        66,175,397                   $29,971,471                 $36,203,926
Short Term Investments         10,290,153         50,604      8,590,166                   1,590,798          5,001
Cash                              533,163         23,027          4,552       185,318        28,728        267,155
Loans Receivable                3,981,946                                                                            $3,981,946
Contributions Receivable           24,168          8,362          2,601         1,449         3,705          1,735
Interest Receivable                12,351            218         11,649            41           162             50
Interfund Receivable
 (Payable)                                      (394,763)      (304,520)       (7,905)      501,233        239,235      (55,760
Other Receivables                     774                                                                      774
                             ------------   ------------    -----------   -----------   -----------    -----------

Total Assets                 $387,150,799   $130,137,522    $38,275,919   $18,402,488   $38,328,552    $19,841,633   $3,926,186
                             ============   ============    ===========   ===========   ===========    ===========   ==========

Liabilities and Net
Assets Available for
Plan Benefits

Distribution Payable
 to Participants             $    520,594   $    191,395    $    36,421   $    17,283   $    67,344    $     5,648
Other Liabilities                  62,008         59,149             28            15           774          2,042
Net Assets Available
 for Plan Benefits            386,568,197    129,886,978     38,239,470    18,385,190    38,260,434    $19,833,943   $3,926,186
                             ------------   ------------    -----------   -----------   -----------    -----------   ----------

Total Liabilities and Net
Assets Available for
Plan Benefits                $387,150,799   $130,137,522    $38,275,919   $18,402,488   $38,328,552    $19,841,633   $3,926,186
                             ============   ============    ===========   ===========   ===========    ===========   ==========

                                   Nonparticipant
                                      Directed
                                   --------------
                                     DRI Common
                                        Stock
                                        Fund
                                        ----
Assets

Common Stock                         $138,131,505
Mutual Funds
Bank Common Trust Funds
Short Term Investments                     53,584
Cash                                       24,383
Loans Receivable
Contributions Receivable                    6,316
Interest Receivable                           231
Interfund Receivable
 (Payable)                        )        22,480
Other Receivables


Total Assets                         $138,238,499
                                     ============

Liabilities and Net
Assets Available for
Plan Benefits

Distribution Payable
 to Participants                     $    202,503
Other Liabilities
Net Assets Available
 for Plan Benefits                    138,035,996
                                     ------------

Total Liabilities and Net
Assets Available for
Plan Benefits                        $138,238,499
                                     ============

Dominion Resources, Inc.
Employee Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1996
-------------------------------------------------------------------------------------------------------------------

                                                                Participant Directed
                            -----------------------------------------------------------------------------------------------
                            DRI Common     Interest       America's      Equity        Balanced Certus Stable  Dreyfus
                            Stock Fund     Bearing Fund   Utility Fund   Index Fund    Fund     Value Fund    Balanced Fund
                            ----------     ------------   ------------   ----------    ----     ----------    -------------
Investment Income:
Dividends                   $  7,563,811                  $   233,931                 $  261,781               $   768,875
Interest and Other                28,611   $   444,739    $     1,910    $   11,505        4,941   1,239,187        35,183
                            ------------   -----------    -----------    ----------   ----------  ----------   -----------

  Total                        7,592,422       444,739        235,841        11,505      266,722   1,239,187       804,058
                            ------------   -----------    -----------    ----------   ----------  ----------   -----------

Realized Gain (Loss)         (11,200,948)      272,572       (563,467)    3,303,646      321,938                 1,440,178
Unrealized Appreciation
 (Depreciation)                  829,603                                                                           860,987

Transfer of Participants'
 Assets to the Plan from
 other Plans, including
 the Virginia Power
 Hourly Employee Savings
 Plan                            889,424        42,940                                               353,083        26,932

Contributions:
Participants                   5,206,623     1,174,359        777,461     2,242,536      973,740   2,138,842     1,330,274
Participating Companies

Interfund Transfers, Net     (16,249,140)      240,198     (2,001,426)    7,006,247    1,600,348      93,991    (2,539,280)
Transfer to New Trust
 Funds                                     (37,015,507)   (15,992,207)  (48,736,048) (22,018,467) 37,015,507    38,010,674
                            ------------   -----------    -----------  ------------  ----------- -----------   -----------

  Total Additions/
    (Subtractions)           (12,932,016)  (34,840,699)   (17,543,798)  (36,172,114) (18,855,719) 40,840,610    39,933,823
                            ------------  ------------   ------------  ------------  -----------  ----------   -----------
Distributions to
 Participants                 12,303,448     3,348,095        835,652     2,067,437      971,930   1,375,339       792,870
Administrative Expense           103,844        50,676          5,740        20,883        6,294      50,613        32,818
                                           -----------   ------------  ------------ ------------  ------------  ----------

  Total Deductions            12,407,292     3,398,771        841,392     2,088,320      978,224   1,425,952       825,688
                            ------------   -----------   ------------   -----------  -----------  ------------  ----------

Net Increase/(Decrease)      (25,339,308)  (38,239,470)   (18,385,190)  (38,260,434) (19,833,943) 39,414,658    39,108,135

Net Assets Available
 for Plan Benefits:
Beginning of Year            129,886,978    38,239,470     18,385,190    38,260,434   19,833,943           0             0
                            ------------   -----------   ------------   -----------   ---------- -----------    ----------
End of Year                 $104,547,670   $         0   $          0   $         0   $        0 $39,414,658   $39,108,135
                            ============   ===========   ============   ===========   ========== ===========   ===========

                                                                F-13

Dominion Resources, Inc.
Employee Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1996
-------------------------------------------------------------------------------------------------------------------


                                                     Participant Directed (Cont'd)
                             ----------------------------------------------------------------------------------
                                                                                        Warburg
                             Mellon EB        Crabbe Huson   Premier       Templeton    Pincus
                             Daily Liquidity  Equity         Managed       Foreign      Emerging
                             Index Fund       Fund, Inc.    Income Fund      Fund       Growth Fund   Loan Fund
                             ----------       ----------    -----------      ----       -----------   ---------
Investment Income:
Dividends                    $   875,885      $   23,398    $    24,281    $ 79,864
Interest and Other                 9,141                                                              $ 255,615
                             -----------     -----------    -----------    --------                   ---------

  Total Investment Income        885,026          23,398         24,281      79,864                     255,615
                             -----------     -----------    -----------    --------                   ---------

Realized Gain (Loss)              29,078         523,412            395      45,371   $    19,794
Unrealized Appreciation
 (Depreciation)                4,991,446        (233,712)        11,544     139,831       258,831

Transfer of Participants'
 Assets to the Plan from
 other Plans, including
 the Virginia Power
 Hourly Employee Savings
 Plan                             32,176           8,686            343       9,241        25,514         9,478

Contributions:
Participants                   2,786,313       1,742,644        244,910     813,774     2,660,889
Participating Companies

Interfund Transfers, Net       1,021,192       4,984,590      1,195,210   3,418,728     6,814,803     3,139,289
Transfer to New Trust Funds   48,736,048
                             -----------

  Total Additions/
    (Subtractions)            58,481,279       7,049,018      1,476,683   4,506,809     9,779,831     3,404,382
                             -----------     -----------   ------------  ----------    ----------   -----------
Distributions to
 Participants                  1,197,651          36,828          3,591      24,142        40,385       (82,311)
Administrative Expense            50,235           2,298            302       1,067         3,823       (29,000)
                             -----------     -----------   ------------  ----------    ----------    ----------

  Total Deductions/
     (Additions)               1,247,886          39,126          3,893      25,209        44,208      (111,311)
                             -----------     -----------   ------------  ----------    ----------    ----------

Net Increase/(Decrease)       57,233,393       7,009,892      1,472,790   4,481,600     9,735,623     3,515,693

Net Assets Available
  for Plan Benefits:
Beginning of Year                      0               0              0           0             0     3,926,186
                             -----------     -----------    -----------  ----------    ----------    ----------
End of Year                  $57,233,393     $ 7,009,892    $ 1,472,790  $4,481,600    $9,735,623    $7,441,879
                             ===========     ===========    ===========  ==========    ==========    ==========




                                       Non-participant
                                          Directed
                                        -----------


                                         DRI Common
                                        Stock Fund      Total
                                        ----------      -----
Investment Income:
Dividends                             $  8,455,269    $18,287,095
Interest and Other                          16,585      2,047,417
                                       ------------  -------------

  Total Investment Income                8,471,854     20,334,512
                                      ------------   ------------

Realized Gain (Loss)                   (10,692,435)   (16,500,466)
Unrealized Appreciation
 (Depreciation)                          1,771,641      8,630,171

Transfer of Participants'
 Assets to the Plan from
 other Plans, including
 the Virginia Power
 Hourly Employee Savings
 Plan                                      826,729      2,224,546

Contributions:
Participants                                           22,092,365
Participating Companies                  7,752,850      7,752,850

Interfund Transfers, Net                (8,724,750)
Transfer to New Trust Funds


  Total Additions/
    (Subtractions)                        (594,111)    44,533,978
                                      ------------  -------------
Distributions to
 Participants                           11,645,514     34,560,571
Administrative Expense                     118,373        417,966
                                        ----------     ----------

  Total Deductions/
     (Additions)                        11,763,887     34,978,537
                                       -----------    -----------

Net Increase/(Decrease)                (12,357,998)     9,555,441

Net Assets Available
  for Plan Benefits:
Beginning of Year                      138,035,996    386,568,197
                                       -----------    -----------
End of Year                           $125,677,998   $396,123,638
                                      ============    ===========

Dominion Resources, Inc.
Employee Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1995
-------------------------------------------------------------------------------------------------------------------


                                                                        Participant Directed
                             ---------------------------------------------------------------------------------------------------
                                            DRI Common                                     Equity
                                               Stock         Interest     America's        Index        Balanced         Loan
                                 Total          Fund       Bearing Fund  Utility Fund       Fund          Fund           Fund
                                 -----          ----       ------------  ------------       ----          ----            ---
Investment Income:
Dividends                    $ 19,244,113   $  8,303,336                  $   752,087   $   378,731    $ 1,345,653
Interest and Other                892,225         34,512    $   476,794         3,225        29,425          5,021    $  318,664
                             ------------   ------------    -----------   -----------   -----------    -----------    ----------

  Total                        20,136,338      8,337,848        476,794       755,312       408,156      1,350,674       318,664
                             ------------   ------------    -----------   -----------   -----------    -----------    ----------

Realized Gain                   3,032,198      1,348,224        102,473        97,699           676         77,625
Unrealized Appreciation        47,050,107     16,828,774      2,253,125     3,671,995     7,718,336      1,545,316

Transfer of Participants'
 Assets to the Plan from
 the Virginia Power Hourly
 Employee Savings Plan            325,430        146,033         24,765

Contributions:
Participants                   22,329,543     11,092,552      3,402,032     1,944,346     3,890,588      2,000,025
Participating Companies        8,363,366

Interfund Transfers, Net                     (12,006,936)    (1,836,902)     (679,631)   10,644,834      4,530,386     (1,142,676)
                             ------------   ------------    -----------   -----------   -----------    -----------   ------------

  Total Additions/
    (Subtractions)            101,236,982     25,746,495      4,422,287     5,789,721    22,662,590      9,504,026       (824,012)
                             ------------   ------------    -----------   -----------   -----------   ------------   ------------

Distributions to
 Participants                  40,517,577     14,078,153      5,714,483     1,137,853     2,958,019      1,594,519        139,348
Administrative Expense            346,936         97,263         87,264        12,595        30,450         12,025          8,190
                             ------------   ------------    -----------   -----------   -----------    -----------   ------------

  Total Deductions             40,864,513     14,175,416      5,801,747     1,150,448     2,988,469      1,606,544        147,538
                             ------------   ------------    -----------   -----------   -----------    -----------   ------------

Net Increase/(Decrease)        60,372,469     11,571,079     (1,379,460)    4,639,273    19,674,121      7,897,482       (971,550)

Net Assets Available
 for Plan Benefits:

Beginning of Year             326,195,728    118,315,899     39,618,930    13,745,917    18,586,313     11,936,461      4,897,736
                             ------------   ------------    -----------   -----------   -----------    -----------   ------------
End of Year                  $386,568,197   $129,886,978    $38,239,470   $18,385,190   $38,260,434    $19,833,943   $  3,926,186
                             ============   ============    ===========   ===========   ===========    ===========   ============




                                    Nonparticipant
                                       Directed
                                    --------------
                                      DRI Common
                                        Stock
                                         Fund
                                         ----

Investment Income:
Dividends                           $  8,464,306
Interest and Other                        24,584
                                    ------------

  Total                                8,488,890
                                    ------------

Realized Gain                          1,405,501
Unrealized Appreciation               15,032,561

Transfer of Participants'
 Assets to the Plan from
 the Virginia Power Hourly
 Employee Savings Plan                   154,632

Contributions:
Participants
Participating Companies                8,363,366

Interfund Transfers, Net                 490,925
                                    ------------

  Total Additions/
    (Subtractions)                    33,935,875
                                    ------------

Distributions to
 Participants                         14,895,202
Administrative Expense                    99,149
                                    ------------

  Total Deductions                    14,994,351
                                    ------------

Net Increase/(Decrease)               18,941,524

Net Assets Available
 for Plan Benefits:

Beginning of Year                    119,094,472
                                    ------------
End of Year                         $138,035,996
                                    ============

Dominion Resources, Inc.
Employee Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1994
-------------------------------------------------------------------------------------------------------------------


                                                                         Participant Directed
                         -----------------------------------------------------------------------------------------------------
                                            DRI Common                                     Equity
                                               Stock       Interest       America's        Index        Balanced        Loan
                                 Total          Fund     Bearing Fund   Utility Fund       Fund          Fund           Fund
                                 -----          ----     ------------   ------------       ----          ----           ----
Investment Income:
Dividends                 $ 18,143,556   $  8,062,020                  $   683,026   $   375,338    $   735,526
Interest and Other           1,316,680         25,640    $   757,002        98,725        11,834          5,567    $   403,633
                          ------------   ------------    -----------   -----------   -----------    -----------    -----------

  Total                     19,460,236      8,087,660        757,002       781,751       387,172        741,093        403,633
                          ------------   ------------    -----------   -----------   -----------    -----------    -----------

Realized (Loss)             (8,659,027)    (3,789,953)      (117,394)     (627,495)      (42,242)      (105,599)
Unrealized Appreciation
 (Depreciation)            (54,709,337)   (25,116,752)       489,611    (2,476,513)     (102,649)    (1,091,575)

Transfer of Participants'
 Assets to the Plan from
 the Virginia Power Hourly
 Employee Savings Plan       8,319,378      3,222,444      1,855,098

Contributions:
Participants                22,908,667     12,117,602      3,434,923     2,594,979     2,922,891      1,838,272
Participating Companies     8,713,218

Interfund Transfers, Net                    4,076,871     (3,034,506)   (2,408,023)    1,828,293        400,918     (1,529,569)
                          ------------   ------------    -----------   -----------   -----------    -----------    -----------

  Total Additions/
    (Subtractions)          (3,966,865)    (1,402,128)     3,384,734    (2,135,301)    4,993,465      1,783,109     (1,125,936)
                          ------------   ------------    -----------   -----------   -----------    -----------    -----------

Distributions to
 Participants               52,181,439     20,111,634      7,178,722     1,931,580     1,728,563      1,700,024        438,584
Administrative Expense         314,564         90,507         77,871        11,091        24,991          9,329          7,735
                          ------------   ------------    -----------   -----------   -----------    -----------    -----------

  Total Deductions          52,496,003     20,202,141      7,256,593     1,942,671     1,753,554      1,709,353        446,319
                          ------------   ------------    -----------   -----------   -----------    -----------    -----------

Net Increase/(Decrease)    (56,462,868)   (21,604,269)    (3,871,859)   (4,077,972)    3,239,911         73,756     (1,572,255)

Net Assets Available
 for Plan Benefits:

Beginning of Year          382,658,596    139,920,168     43,490,789    17,823,889    15,346,402     11,862,705      6,469,991
                          ------------   ------------    -----------   -----------   -----------    -----------    -----------
End of Year               $326,195,728   $118,315,899    $39,618,930   $13,745,917   $18,586,313    $11,936,461    $ 4,897,736
                          ============   ============    ===========   ===========   ===========    ===========    ===========

                                  Nonparticipant
                                     Directed
                                     --------
                                    DRI Common
                                      Stock
                                       Fund
                                       ----

Investment Income:
Dividends                         $  8,287,646
Interest and Other                      14,279
                                 -------------

  Total                              8,301,925
                                 -------------

Realized (Loss)                     (3,976,344)
Unrealized Appreciation
 (Depreciation)                    (26,411,459)

Transfer of Participants'
 Assets to the Plan from
 the Virginia Power Hourly
 Employee Savings Plan               3,241,836

Contributions:
Participants
Participating Companies             8,713,218

Interfund Transfers, Net               666,016
                                  ------------

  Total Additions/
    (Subtractions)                  (9,464,808)
                                  ------------

Distributions to
 Participants                       19,092,332
Administrative Expense                  93,040
                                  ------------

  Total Deductions                  19,185,372
                                  ------------

Net Increase/(Decrease)            (28,650,180)

Net Assets Available
 for Plan Benefits:

Beginning of Year                  147,744,652
                                  ------------
End of Year                       $119,094,472
                                  ============

13. Right to Terminate

Although it has not expressed any intent to do so, Virginia Power reserves the right to terminate the Plan by action of its Board of Directors. No termination of the Plan may retroactively diminish any participant's interest in the Plan or prejudice the accrued rights thereunder. In the event of termination of the Plan, no part of the Plan assets or any participant's interest in the Plan will revert to the Participating Companies.

14. Unrealized Appreciation/Depreciation

For 1994 through 1996, the net change in unrealized appreciation (depreciation) on investments was as follows:

                                      1996          1995         1994
                                      ----          ----         ----

Investments at Fair Value as
Determined by Quoted Market
Price:

Common Stock                      $ 2,601,244   $31,861,335  $(51,528,211)
U.S. Treasury Bill                                  112,656
U.S. Treasury Notes                                              (313,351)
Mutual Funds                        1,037,481     5,217,311    (3,568,088)
                                  -----------   -----------  ------------
                                    3,638,725    37,191,302   (55,409,650)

Investments at Estimated
Fair Value:

Common/Collective Trust Funds       4,991,446     9,858,805       700,313
                                  -----------   -----------  ------------
                                  $ 8,630,171   $47,050,107  $(54,709,337)
                                  ===========   ===========  ============


15. Realized Gains and Losses on Dispositions

Proceeds from dispositions are reported net of any brokerage or other fees. Realized gains and losses on dispositions are recognized and measured using the carrying values for each transaction.

                                      1996         1995          1994
                                      ----         ----          ----

Investments at Fair Value
as Determined by Quoted
Market Price:

Common Stock                      $(21,893,383) $2,753,725   $(7,766,297)
U.S. Treasury Notes                                102,473      (192,474)
Mutual Funds                         1,787,621     175,324      (733,094)
                                  ------------   ---------   -----------
                                   (20,105,762)  3,031,522    (8,691,865)

Investments at Estimated
Fair Value:
  Common/Collective Trust Funds      3,605,296         676        32,838
                                  ------------  ----------   -----------
                                  $(16,500,466) $3,032,198   $(8,659,027)
                                  ============  ==========   ===========

16. Investments Exceeding 5% of Net Assets

The following table represents the fair value of investments exceeding 5% of the Plan's net assets at each year end:

                                        1996                1995
                                        ----                ----

Investments at Fair Value as
 Determined by Quoted Market
 Price:

    Common Stock
     DRI Common Stock                $228,662,129       $268,581,579
    Mutual Funds                       61,943,145         37,551,268
                                     ------------       ------------
                                      290,605,274        306,132,847


Investments at Estimated Fair
 Value:

    Common/Collective Trusts           97,065,692
    NationsBank Employee
     Benefit Stable Capital Fund                          29,971,471
    Mellon National Bank Employee
     Benefit Stock Index Fund                             36,203,926
                                     ------------       ------------
                                     $387,670,966       $372,308,244
                                     ============       ============

                            DOMINION RESOURCES, INC.
                              EMPLOYEE SAVINGS PLAN
                  SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1996
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES




Description                                                      Current
                                                  Cost            Value
                                                  ----            -----

Dominion Resources Common Stock              $194,533,684    $228,662,129
                                             ------------    ------------

Common/Collective Trusts

  TBC Inc Pooled Employee Funds Daily
  Liquidity Fund                                  617,180         617,180

  Certus Stable Value Fund                     39,215,119      39,215,119

  Mellon S&P 500 Index Daily Fund              52,188,107      57,233,393
                                             ------------    ------------

                                               92,020,406      97,065,692
                                             ------------    ------------

Mutual Funds

  Crabbe Huson Equity Fund Inc.                 7,273,379       7,039,667

  Dreyfus Balanced Fund Inc.                   38,086,414      39,029,616

  Premier Managed Income Fund                   1,478,616       1,490,159

  Templeton Foreign Fund Inc.                   4,397,897       4,537,727

  Warburg Pincus Emerging Growth Fund           9,587,144       9,845,976
                                             ------------    ------------

                                               60,823,450      61,943,145
                                             ------------    ------------

Participant Loans bearing
interest from 7.5% to 9.5% with
maturities up to a maximum of
60 months                                       7,130,991       7,130,991
                                             ------------    ------------

Cash                                                2,709           2,709
                                             ------------    ------------

    Total Assets Held For Investment         $354,511,240    $394,804,666
                                             ============    ============

                            DOMINION RESOURCES, INC.
                              EMPLOYEE SAVINGS PLAN

                  SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1996
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS




The assets of the Dominion Resources, Inc. Employee Savings Plan were combined with the assets of the Virginia Power Hourly Employee Savings Plan in a master trust for investment purposes until June 1, 1996. Effective June 1, 1996, a new master trust was established which does not combine the assets of the Dominion Resources, Inc. Employee Savings Plan with the assets of the Virginia Power Hourly Employee Savings Plan, except for the Certus Stable Value Fund. Such schedules report the 5% transactions which transpired in 1996 for the master trusts and were filed in paper format as Exhibit 99(I).